EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of North Valley Bancorp on Form S-4 of our report dated February 24, 1999, appearing in the Annual Report on Form 10-KSB of Six Rivers National Bank for the year ended December 31, 1998, which is incorporated by reference in Registration Statement No. 333-93597.



/s/  DELOITTE & TOUCHE LLP


San Francisco, California
October 6, 2000